Exhibit 10.2

SECURITY & GUARANTY AGREEMENT

SECURITY & GUARANTY AGREEMENT (this “Agreement”), dated as of January 11, 2007, by and between Alteon Inc., a Delaware corporation (“Company”), HaptoGuard, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“HaptoGuard” and together with the Company, each a “Debtor” and collectively the “Debtors”) and Baker Bros Advisors LLC as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to a Convertible Note and Warrant Purchase Agreement, dated the date hereof, between Company and the Collateral Agent (the “Purchase Agreement”), Company has agreed to issue to the Lenders (as defined in the Purchase Agreement) and the Lenders have each agreed to purchase from Company certain of Company’s Convertible Secured Notes (the “Notes”), which are convertible into shares of Company’s Common Stock, $0.01 par value per share (the “Common Stock”). In connection therewith, Company shall also issue the Lenders certain warrants to purchase shares of Common Stock (the “Warrants”); and

WHEREAS, in order to induce the Lenders to purchase the Notes, the Debtors have agreed to execute and deliver to the Collateral Agent this Agreement for the benefit of the Collateral Agent and the Lenders and to grant to it a first priority security interest in certain property of the Debtors to secure the prompt payment and performance of all of the Obligations (as hereinafter defined).

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means all right, title and interest in and to, whether now owned or hereafter acquired and wherever located:

(i) all Receivables;

(ii) all Equipment;

(iii) all General Intangibles;

(iv) all Inventory;

(v) all Investment Property;

(vi) all Intellectual Property

(vii) (a) without limiting the generality of the foregoing, all contract rights, rights of payment which have been earned under a contract right, instruments (including, without limitation, promissory notes), documents, chattel paper (including, without limitation, electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (b) all commercial tort claims (whether now existing or hereafter arising); (c) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (d) all supporting obligations; (e) all clinical, preclinical and non-clinical data; (f) all regulatory filings, applications, approvals and permits whether with or from the U.S. Food and Drug Administration or other government agency; (g) clinical and preclinical trial quantities or commercial inventories of finished product, active pharmaceutical ingredient and bulk drug supply and (h) to the extent assignable, as rights to tax credits and tax refunds;

(viii) ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by each Debtor or in which it has an interest), computer programs, tapes, disks and documents relating to (i), (ii), (iii), (iv), (v), (vi) or (vii) of this Section; and

(ix) all Proceeds and products of (i), (ii), (iii), (iv), (v), (vi) and (vii) in whatever form, including, without limitation: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including, without limitation, hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

(b) “Copyright Licenses” means any and all agreements, licenses and covenants providing for the granting of any right in or to Copyrights or otherwise providing for a covenant not to sue (whether the Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule C hereto.

(c) “Copyrights” mean all United States and foreign copyrights (including, without limitation, Community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule C hereto, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

(d) “Equipment” means goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

(e) “General Intangibles” means all general intangibles as defined in the UCC, whether now owned or hereafter acquired, including, without limitation, all payment intangibles, and without limiting the generality of the foregoing all of the following whether or not constituting general intangibles as defined in the UCC: all choses in action, causes of action, corporate or other business records, inventions, designs, equipment formulations, manufacturing procedures, quality control procedures, service marks, trade secrets, goodwill, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held or granted to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables), all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

(f) “Inventory” means all now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

(g) “Intellectual Property” means all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

(h) “Investment Property” means all now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

(i) “Obligations” means all of the Company’s obligations under this Agreement, the Warrants and the Notes, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, as such obligations may be amended, supplemented, converted, extended or modified from time to time and all obligations of HaptoGuard hereunder.

(j) “Patent Licenses” shall mean all agreements, licenses and covenants providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue (whether the Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule C.

(k) “Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application referred to in Schedule C hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

(l) “Permitted Liens” means any and all of the following: (i) liens existing as of the date of this Agreement and listed on Schedule B; (ii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (iii) liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like persons arising in the ordinary course of the Company’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (iv) liens arising from judgments, decrees or attachments that do not exceed $250,000 and to the extent applicable are not covered by a policy of insurance; (v) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vi) purchase money security interests and liens in connection with financing leases on equipment, and (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in clause (vi) above.

(m) “Receivables” means (i) all Accounts (as defined in the UCC), (ii) such contract rights, instruments, documents, chattel paper (including, without limitation, electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing arising out of or in connection with the sale or lease of Inventory or the rendition of services, and (iii) all supporting obligations, guarantees and other security for any of the foregoing, whether secured or unsecured, now existing or hereafter created.

(n) “Secured Parties” means from time to time each person or entity who is at any such time a Lender (as defined in the Purchase Agreement) or a holder of a Note or a Warrant.

(o) “Trademark Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to Trademarks or otherwise providing for a covenant not to sue or permitting co-existence (whether the Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule C.

(p) “Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, without limitation: (i) the registrations and applications referred to in Schedule C, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

(q) “UCC” means the Uniform Commercial Code, as currently in effect in the State of New York.

2. Grant of Security Interest. To secure the payment and performance of all of the Obligations, the Debtors hereby grants to the Collateral Agent, a continuing security interest in all of the Debtor’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”). Notwithstanding any provision of this Agreement to the contrary, Collateral shall not include (i) any property that is subject to a Permitted Lien pursuant to subsection (vi) of such definition to the extent that such Permitted Lien prohibits the security interest hereunder or (ii) any agreement with a third party existing on the date hereof that prohibits the grant of a lien on (but not merely the assignment of or of any interest in) such agreement or any of the Debtor’s rights thereunder without the consent of such party or under which a consent to such grant is otherwise required, which consent has not been obtained, except to the extent any such prohibition is made ineffective as a result of Section 9-406(d), 9-407, 9-408, or 9-409 of the UCC.

3. Representations, Warranties, Covenants and Agreements of the Debtors. Each Debtor represents and warrants to, and covenants and agrees with, the Collateral Agent as follows:

(a) Each Debtor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Debtor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Debtor and no further action is required by the Debtor . This Agreement constitutes a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, and provided that (1) the conversion of all of the Notes may require approval of the Company’s stockholders under applicable rules of the American Stock Exchange, which approval has not been obtained, and (2) insofar as any foreclosure on the Collateral under this Agreement would constitute a sale of all or substantially all of the Debtor’s assets requiring stockholder approval, such approval has not been obtained.

(b) Each Debtor represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto.

(c) The full legal name of each Debtor is as set forth on the signature pages hereof. Each Debtor has not done in the last five (5) years, and does not do, business under any other name (including, without limitation, any trade name or fictitious business name).

(d) Without limiting any prohibitions or restrictions in the Note, a Debtor shall not change its name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing at least ten (10) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions reasonably necessary or advisable to maintain the continuous validity, perfection and the same priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby.

(e) Except for Permitted Liens, each Debtor is the sole owner of the Collateral (except for exclusive, semi-exclusive and non-exclusive licenses granted by a Debtor in the ordinary course of business which licenses existing as of the date hereof are identified on Schedule D hereto), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral.

(f) This Agreement creates in favor of the Collateral Agent a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral. Except for the filing of financing statements on Form-1 under the UCC with the Secretary of State of the State of Delaware, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by a Debtor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by each Debtor or (ii) for the perfection of or exercise by the Collateral Agent of its rights and remedies hereunder.

(g) Other than Permitted Liens and Permitted Transfers, the Debtors will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Collateral Agent. “Permitted Transfers” means (i) sales of inventory in the normal course of business, (ii) licenses of technology in the ordinary course of business on commercially reasonable terms and consistent with the Company's past practices, or (iii) dispositions of worn-out or obsolete equipment and dispositions of equipment not exceeding $250,000 per year.

(h) Each Debtor shall promptly execute (as applicable) and deliver to the Collateral Agent such further assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time reasonably request and may reasonably deem necessary to perfect, protect or enforce its security interest in the Collateral.

(i) With respect to any deposit accounts or securities accounts holding cash or securities in excess of $50,000 individually or $100,000 in the aggregate, the Company shall use its commercially reasonable efforts to cause the depositary bank or securities intermediary holding such account to enter into a control agreement in form and substance reasonably satisfactory to the Collateral Agent and establishing the Collateral Agent’s control (within the meaning of Section 9-104 or 8-106 of the UCC, as applicable) over such deposit accounts and securities accounts. At the request of the Collateral Agent, the Debtors will move any deposit account or securities account for which they are unable to obtain such a control agreement to a financial institution that enters into such a control agreement.

(j) Schedule C sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by or, in the case of Copyrights, exclusively licensed to, each Debtor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of each Debtor or otherwise of material value.

(k) Each Debtor shall promptly report to the Collateral Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by the Company or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office. Each Debtor shall take such step as may be reasonably requested by the Collateral Agent to ensure that the security interest of the Collateral Agent is registered with each such recording office.

(l) With respect to any Collateral that is evidenced by, or constitutes, a Certificated Security, Chattel Paper or Instrument (other than any Chattel Paper or Instruments having a value less than $10,000 individually or $50,000 in the aggregate), each Debtor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Collateral in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Collateral hereafter arising, within ten (10) days of such Debtor acquiring rights therein.

4. Event of Default. The occurrence of an Event of Default (as defined in the Notes) under the Notes shall constitute an Event of Default hereunder.

5. Duty To Hold In Trust. Upon the occurrence of any Event of Default that remains continuing and at any time thereafter, following written notice from Collateral Agent the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Collateral Agent and shall forthwith endorse and transfer any such sums or instruments, or both, to the Collateral Agent for application to the satisfaction of the Obligations.

6. Rights and Remedies Upon Default. Upon occurrence of any Event of Default that remains continuing and at any time thereafter, the Collateral Agent shall have the right to exercise all of the remedies conferred hereunder, and the Collateral Agent shall have all the rights and remedies of a Collateral Agent under the UCC and/or any other applicable law or in equity (including, without limitation, the Uniform Commercial Code of any jurisdiction in which any Collateral is then located). Without limitation, the Collateral Agent shall have the following rights and powers:

(a) The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtor shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Company’s premises or elsewhere, and make available to the Collateral Agent, without rent, all of the Company’s respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(b) The Collateral Agent shall have the right to operate the business of the each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Collateral Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

7. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Collateral Agent shall pay to the Company any surplus proceeds.

8. Costs and Expenses. The Company agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto. The Company will also, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Collateral Agent may incur in connection with (i) the enforcement of this Agreement or (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral.

9. Security Interest Absolute. All rights of the Collateral Agent and all Obligations of each Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Collateral Agent to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interest granted hereby. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Collateral Agent hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Collateral Agent, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Collateral Agent to proceed against any other person or to apply any Collateral which the Collateral Agent may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

10. Power of Attorney. Each Debtor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as each Debtor’s attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor, the Collateral Agent or otherwise, from time to time upon the occurrence and during the continuance of any Event of Default in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

11. Guarantee.

(a) HaptoGuard hereby unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Company. HaptoGuard hereby agrees that this Guaranty is an absolute guaranty of payment and performance and is not a guaranty of collection

If and to the extent required in order for the Obligations of HaptoGuard to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of HaptoGuard hereunder shall be limited to the greatest amount which can lawfully be guaranteed by HaptoGuard under such laws. HaptoGuard agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of HaptoGuard under the preceding sentence without impairing the guarantee contained in this Section 11 or affecting the rights and remedies of any Secured Party hereunder.

The guarantee contained in this Section 11 shall remain in full force and effect until payment in full of the Obligations.

No payment made by the Company, HaptoGuard or any other Person or received or collected by any Secured Party from the Company, HaptoGuard or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any HaptoGuard hereunder which shall, notwithstanding any such payment (other than any payment made by HaptoGuard in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such HaptoGuard hereunder until the Obligations are paid in full.

(b) Rights of Reimbursement, Contribution and Subrogation.

All rights and claims of HaptoGuard based upon or relating to any right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of HaptoGuard as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, HaptoGuard shall not demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to HaptoGuard in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Debtor, it shall be held by such Debtor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Debtor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

HaptoGuard shall remain obligated hereunder notwithstanding that, without any reservation of rights against HaptoGuard and without notice to or further assent by any HaptoGuard, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Note, Warrant and/or Purchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the requisite Lenders) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations or for the guarantee contained in this Section 11 or any property subject thereto.

(c) Guarantee Absolute and Unconditional. HaptoGuard waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 11 or acceptance of the guarantee contained in this Section 11; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 11; and all dealings between the Company and HaptoGuard, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11. HaptoGuard waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or HaptoGuard with respect to the Obligations. HaptoGuard understands and agrees that the guarantee contained in this Section 11 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Note, Warrant and/or Purchase Agreement and any other documents executed and delivered in connection therewith, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Company or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or HaptoGuard) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of HaptoGuard under the guarantee contained in this Section 11, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against HaptoGuard, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any HaptoGuard of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any HaptoGuard. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(d) Reinstatement. The guarantee contained in this Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or HaptoGuard, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or HaptoGuard or any substantial part of its property, or otherwise, all as though such payments had not been made.

12. Access; Right of Inspection. The Collateral Agent shall at all times have full and free access during normal business hours following reasonable advance notice to all the books, correspondence and records of each Debtor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Debtor agrees to render to the Collateral Agent, at such Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at all times also have the right to enter any premises of each Debtor and inspect any property of each Debtor where any of the Collateral of such Debtor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

13. Further Assurances

. Each Debtor agrees that from time to time, at the expense of such Debtor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral

14. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been made in full. Upon such termination, the Collateral Agent will promptly file all termination statements with respect to any financing statement executed and filed pursuant to this Agreement.

15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be sent in accordance with the provision of Section 11 of the Purchase Agreement.

16. Miscellaneous.

(a) No course of dealing between the Debtors and the Collateral Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Collateral Agent with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g) This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are pursuant to mandatory choice of law rules governed by a jurisdiction other than the State of New York in which case such law shall govern.

(h) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(i) To the fullest extent permitted by applicable law, each Debtor shall remain obligated hereunder notwithstanding that, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Obligations continued, and the Obligations or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the Note, Warrant and/or Purchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the requisite Lenders) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

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IN WITNESS WHEREOF, the parties hereto have caused this Security & Guaranty Agreement to be duly executed on the day and year first above written.

DEBTORS:

ALTEON INC.

By: _/s/ Noah Berkowitz___________
Name: Noah Berkowitz
Title: President

HAPTOGUARD, INC.

By: _/s/ Noah Berkowitz_______________
Name: Noah Berkowitz
Title: President

COLLATERAL AGENT:

BAKER BROS. ADVISORS, LLC

By: /s/ Felix Baker__________
Name: Felix Baker, Ph.D.
Title: Managing Member

SCHEDULE A

Places of Business of the Company:

6 Campus Drive
Parsippany, New Jersey 07054

Locations Where Collateral is Located or Stored:

6 Campus Drive
Parsippany, New Jersey 07054

The Company is currently in negotiations to move its principal place of business from the Parsippany address to office space located at 221 West Grand Avenue, Montvale, NJ.

SCHEDULE B

Existing Liens

None.

SCHEDULE C

List of Intellectual Property

Copyrights

None.

Copyright Licenses

None.

Patents

See attached for list of issued patents and patent applications of Alteon and HaptoGuard

Patent Licenses

1.
Exclusive License Agreement dated as of September 28, 2004 by and between Oxis International, a Delaware corporation (“Oxis”) and HaptoGuard, as amended on March 22, 2005 and further amended on July 19, 2006.

2.
License and Research Agreement dated as of July 12, 2004 by and between BIO-RAP Technologies, Ltd., an Israeli corporation on its own behalf and on behalf of the Rappaport Family Institute for Research in the Medical Sciences and HaptoGaurd.

Trademarks

See attached for list of registered trademarks of Alteon.

HaptoGuard has no trademarks.

Trademark Licenses

None.

SCHEDULE D

EXISTING LICENSES WHERE DEBTORS ARE LICENSORS

License Agreement dated as of June 15, 2005 by and between Alteon and Avon Products, Inc., a New York Corporation.